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                                                                 EXHIBIT 23.7



                                    CONSENT

     I hereby consent to being named as a person chosen to become a director of First American Corporation ("First American") in the Registration Statement on Form S-4 relating to the merger of Pioneer Bancshares, Inc. with and into First American filed with the Securities and Exchange Commission on or about October 27, 1998.



                                                     /s/ George M. Clark, III
                                                     ------------------------
                                                         George M. Clark, III